Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-165641 of our report dated July 29, 2009 (October 2, 2009 as to the effects of the adoption of a new accounting standard) related to the financial statements of National American University Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

May 10, 2010

Minneapolis, Minnesota